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                                                                    EXHIBIT 12.5




SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES SIERRA PACIFIC DEVELOPMENT FUND
RATIO OF EARNINGS TO FIXED CHARGES:

                                                                                                         9 Months        9 Months
                                                                                                           Ended           Ended
                                         Year End.   Year End.    Year End.     Year End.    Year End.  September 30,  September 30,
                                           1995         1996         1997         1998         1999         1999            2000
                                         -------------------------------------------------------------------------------------------
Earnings:
  Pretax income (loss)                    $(313)       $(302)       $(287)       $ (82)       $ (84)       $ (62)          $(196)

Fixed Charges:
  Interest expense                           70          164          160          157          153          115             263

  Interest factor of rental expense          --           --           --           --           --           --              --
                                         ----------------------------------------------------------------------------------------
             Total fixed charges             70          164          160          157          153          115             263
                                         ----------------------------------------------------------------------------------------

             Total earnings                (243)        (138)        (127)          75           69           53              67

             Total fixed charges             70          164          160          157          153          115             263
                                         ----------------------------------------------------------------------------------------

Ratio of earnings to fixed charges        (3.47)       (0.84)       (0.79)        0.48         0.45         0.46            0.25
                                         ----------------------------------------------------------------------------------------
  Deficiency to cover fixed charges        (313)        (302)        (287)         (82)         (84)         (62)           (196)
                                         ----------------------------------------------------------------------------------------